SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	0-8771	87-0278175
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

770 Komas Drive, Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (801) 588-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 25, 2008, Evans & Sutherland Computer Corporation (“E&S”) received a notice of non-compliance from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) indicating that E&S had failed to regain compliance with the minimum market value of publicly held shares requirement of Marketplace Rule 4450(a)(2) (the “Staff Determination”).  As a result, E&S’ common stock was subject to delisting unless E&S requested a hearing before The Nasdaq Listing Qualifications Panel (the “Panel”).  E&S has requested a hearing to review the Staff Determination regarding compliance with the Marketplace Rule 4450(a)(2).  E&S’ shares will continue to be listed on The Nasdaq Global Market pending the decision of the Panel. There can be no assurance, however, that the Panel will reverse the Staff Determination.

In the event of an unfavorable determination by the Panel, E&S could apply to have its common stock transferred to The Nasdaq Capital Market. The Company may also elect to make such application prior to the Panel hearing.

On June 30, 2008, E&S issued a press release to announce the Staff Determination, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 30, 2008, issued by Evans & Sutherland Computer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008	EVANS & SUTHERLAND COMPUTER
CORPORATION

	By:	/s/ Paul Dailey
Name: Paul Dailey
Its: Chief Financial Officer and Corporate
Secretary